Enterprise Group of Funds, Inc.
Attachment for Sub-Item 77M
Mergers
For the Period January 1, 2003 through June 30, 2003



Effective February 21, 2003, pursuant to the acquired
Fund's shareholders' approval, the Enterprise Group of Funds Capital Appreciation Fund acquired all of the net assets of the Global Health Care Fund in a tax-free exchanges of shares.

All additional information pertaining to this matter including voting results can be found in the Attachment for Sub-Item 77C within this filing or the following
Edgar filing made to the SEC on November 12, 2002.

Accession Number : 0000950144-02-011529
File Number : 333-101146
Form Type : N-14
CIK Number : 0000004123
Company : Enterprise Group of Funds, Inc.

Effective February 21, 2003, pursuant to the acquired
Fund's shareholders' approval, the Enterprise Group of Funds Managed Fund acquired all of the net assets of the Mid-Cap Growth Fund in a tax-free exchanges of shares.

All additional information pertaining to this matter including voting results can be found in the Attachment for Sub-Item 77C within this filing or the following Edgar filing made to the SEC on November 12, 2002.

Accession Number : 0000950144-02-011529
File Number : 333-101146
Form Type : N-14
CIK Number : 0000004123
Company : Enterprise Group of Funds, Inc.